                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   AMERIANA BANCORP
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

             [AMERIANA BANCORP LETTERHEAD]




                     April 7, 2000




Dear Shareholder:


    You are cordially invited to attend the Annual Meeting of Shareholders of Ameriana Bancorp, to be held at 2118 Bundy
Avenue, New Castle, Indiana, on Thursday, May 18, 2000, at 10:00 a.m.

    The attached notice of the annual meeting and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to appropriate questions of shareholders.

    Detailed information concerning our activities and operating performance during our fiscal year ended December 31, 1999, is contained in our annual report, which is also enclosed.

    Please sign, date and promptly return the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

    We look forward to seeing you at the meeting.


                   Sincerely,

                   /s/ Harry J. Bailey

                   Harry J. Bailey
                   President and Chief Executive Officer

                   AMERIANA BANCORP
                   2118 BUNDY AVENUE
              NEW CASTLE, INDIANA  47362

________________________________________________________________
       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              TO BE HELD ON MAY 18, 2000
________________________________________________________________

    The Annual Meeting of Shareholders (the "Meeting") of
Ameriana Bancorp (the "Company") will be held at 2118 Bundy
Avenue, New Castle, Indiana, on Thursday, May 18, 2000, at 10:00 a.m.

    A Proxy Card and a Proxy Statement for the Meeting are enclosed.

    The Meeting is for the purpose of considering and acting upon:

         1.   The election of two directors of the Company;

         2.   The ratification of the appointment of Olive
              LLP as auditors for the Company for the fiscal year ending December 31, 2000; and

         3. Such other matters as may properly come before the Meeting or any adjournments thereof.

    NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

    Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on March 24, 2000, are the shareholders entitled to vote at the Meeting and any adjournments thereof.

    You are requested to fill in and sign the enclosed form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         /s/ Nancy A. Rogers

                         Nancy A. Rogers
                         Secretary

New Castle, Indiana
April 7, 2000

________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
________________________________________________________________

                    PROXY STATEMENT
                          OF
                   AMERIANA BANCORP
                   2118 BUNDY AVENUE
               NEW CASTLE, INDIANA 47362


            ANNUAL MEETING OF SHAREHOLDERS
                     MAY 18, 2000


    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameriana Bancorp (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at 2118 Bundy Avenue, New Castle, Indiana, on Thursday, May 18, 2000, at 10:00 a.m. The Company is the holding company for Ameriana Bank and Trust of Indiana, headquartered in New Castle, Indiana ("ABI"), and Ameriana Bank of Ohio, F.S.B., headquartered in Cincinnati, Ohio ("ABO"). The accompanying notice of meeting and this Proxy Statement are being first mailed to shareholders on or about April 7, 2000.

________________________________________________________________
           VOTING AND REVOCATION OF PROXIES
________________________________________________________________

    Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting. A written notice of revocation of a proxy should be sent to the Secretary, Ameriana Bancorp, 2118 Bundy Avenue, New Castle, Indiana 47362 and will be effective if received by the Secretary prior to the Meeting. A previously submitted proxy will also be revoked if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below and in favor of the other proposals set forth in this Proxy Statement for consideration at the Meeting. Any proxies marked as abstentions will not be counted as votes cast. In addition, any shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Any proxies marked as abstentions or as broker non-votes will, however, be treated as shares present for purposes of determining whether a quorum is present.

________________________________________________________________
       VOTING SECURITIES AND SECURITY OWNERSHIP
________________________________________________________________

    Shareholders of record as of the close of business on March 24, 2000, are entitled to one vote for each share then held. As of March 24, 2000, the Company had 3,146,616 shares of common stock, par value $1.00 per share (the "Common Stock"), issued and outstanding. Share numbers have been adjusted to reflect the 11 for 10 stock split paid in the form of a stock dividend on January 4, 1999.

    The following table sets forth information as of March 24, 2000 (i) with respect to any person who was known to the Company to be the beneficial owner of more than five percent of the Common Stock and (ii) as to the Common Stock beneficially owned by each director of the Company, each executive officer of the Company named in the "Compensation Summary" table below and all directors and executive officers of the Company as a group. All beneficial ownership is by sole voting and investment power, except as otherwise indicated.

                                        AMOUNT AND
                                        NATURE OF
                                        BENEFICIAL       PERCENT OF
BENEFICIAL OWNER                       OWNERSHIP (1)    COMMON STOCK
----------------                       -------------    ------------
Dimensional Fund Advisors, Inc.           224,664 (2)        7.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Harry J. Bailey                            63,766            2.0%
Donald C. Danielson                       105,904            3.4%
Charles M. Drackett, Jr.                   18,480            0.6%
R. Scott Hayes                             30,400            0.9%
Michael E. Kent                            25,300            0.8%
Paul W. Prior                             118,301            3.8%
Ronald R. Pritzke                          22,082            0.7%
Richard E. Welling                         15,592            0.5%
Edward J. Wooton                           24,710            0.8%
Timothy G. Clark                           19,500            0.6%
Michael C. Olson                           25,677            0.8%

All Directors and Executive               573,754           17.3%
  Officers as a Group (17 persons)

____________
(1) As to the Company's directors and executive officers, includes 19,351, -0-, 8,800, 8,800, 8,800, 8,250, 9,625, 9,372, 17,429, 9,900 and 16,162
    shares which may be acquired by Messrs. Bailey, Danielson, Drackett, Hayes, Kent, Prior, Pritzke, Welling, Wooton, Clark and Olson, and all directors and executive officers as a group upon the exercise of stock options which are exercisable within 60 days of March 24, 2000.
(2) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, reported sole voting power over 224,664 shares and sole dispositive power over 224,664 shares as of February 1, 2000.

________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

    The Board of Directors of the Company is comprised of seven members. The Board has staggered terms, and each director is elected for a three-year term. At the annual meeting two current directors will stand for election. The Board of Directors has nominated R. Scott Hayes and Michael E. Kent to serve as directors for the terms indicated below. Directors are elected by a plurality of the votes cast. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

    The following table sets forth for each nominee and for each director continuing in office, such person's name and age and the year he first became a director of the Company.

                                            YEAR FIRST
                                            ELECTED OR
                                            APPOINTED    TERM
     NAME                   AGE (1)          DIRECTOR  TO EXPIRE
     ----                   -------         ---------  ---------

                            BOARD NOMINEES
R. Scott Hayes               53               1989     2003 (2)

Michael E. Kent              59               1989     2003 (2)

                    DIRECTORS CONTINUING IN OFFICE

Donald C. Danielson          80               1989     2001

Paul W. Prior                78               1989     2001

Harry J. Bailey              57               1989     2002

Charles M. Drackett, Jr.     49               1989     2002

Ronald R. Pritzke            52               1992     2002

________
(1)  At December 31, 1999.
(2)  Assuming the individual is elected.

    Listed below is certain information about the directors of the Company.

    R. SCOTT HAYES is a partner in Hayes Copenhaver Crider,
New Castle, Indiana, the law firm which serves as General Counsel to the Company. He is chairman of the Henry County Redevelopment Commission. He is past chairman of the New Castle/Henry County Economic Development Corporation and the president and a director of BETA MU House Association, Inc. He has been a director of ABI since 1984 and director of the Company since its formation.

    MICHAEL E. KENT is a private investor. Prior to his retirement in January 1996, Mr. Kent was Chairman, President and Chief Executive Officer of Modernfold, Inc. He was past president and is currently an advisory director of the Alumni Board of the Department of Mechanical and Industrial Engineering at the University of Illinois. He has been a director of ABI since 1987 and director of the Company since its formation.

    DONALD C. DANIELSON is Vice Chairman of City Securities Corporation of Indianapolis. He served on the Board of Trustees of Indiana University for 21 years and was Chairman of the Board for 11 years. He currently is a member of the James Whitcomb Riley Memorial Association Board of Governors, a director of the Indiana University Foundation, Indiana Chamber of Commerce, National Fellowship of Christian Athletes, Indiana Basketball Hall of Fame and Chairman of the Board for the Walther Cancer Foundation. He served as a member of President Bush's Credit Standards Advisory Committee in 1991. He has been a director of ABI since 1971 and director of the Company since its formation.

    PAUL W. PRIOR is the Chairman of the Boards of the Company and ABI. He joined ABI as Chairman of the Board, President and Chief Executive Officer in January 1973 and ABI, after having served another savings institution as Chief Executive Officer for 20 years. He became Chairman of the Board, President and Chief Executive Officer of the Company at the time of its formation in 1989. Mr. Prior served as National Chairman of the United States League of Savings Institutions in 1984. He is a life member of the Board of Directors of the Indiana Chamber of Commerce.

    HARRY J. BAILEY has been President of the Company and ABI since May 1990, and was appointed Chief Executive Officer in December 1990. Mr. Bailey was the Executive Vice President and Chief Operating Officer of the Company since its formation in 1989 and of ABI since February 1984. He has been a director of ABI since 1987, a director of the Company since its formation and a director of ABO since 1992. From June 1983 to January 1984, Mr. Bailey, an attorney, acted as a consultant to financial institutions and for 15 years before, served in the legal department and as operations officer for thrift institutions in the Chicago area. He currently serves on the Board of Directors of the Federal Home Loan Bank of Indianapolis, vice chairman and director of the Indiana Bankers Association, trustee of the Henry County Memorial Hospital, director of the New Castle/Henry County Economic Development Corporation, director of the Henry County Community Foundation and a director of the Indiana Chamber of Commerce.

    CHARLES M. (KIM) DRACKETT, JR. is Vice Chairman, President and General Manager of Fairholme Farms Inc. in Lewisville, Indiana. He founded the Maximum Economic Yield Club in Lewisville to provide a means of sharing innovative farming techniques, and is a graduate of the Indiana Institute of Food and Nutrition in Indianapolis. Mr. Drackett currently serves as a director of The Cincinnati Nature Center and Chairman of its Agricultural Operations Committee. He has been a director of ABI since 1989 and director of the Company since its formation.

    RONALD R. PRITZKE is a partner in the law firm Pritzke & Davis in Greenfield, Indiana. He is past president of the Greater Greenfield Chamber of Commerce. He is also a founding member, past president and currently on the Hancock County Community Foundation Board. In addition, he is a founding member and currently president of Regreening Greenfield, Inc. and a co-founding member and director of Park Advocacy Research and Conservation Society. Mr. Pritzke served as a member of the Greenfield Public Library Board for ten years. He is a former member of the Board of the Hancock County Cancer Society. Mr. Pritzke has been a director of the Company and ABI since his appointment in December 1992.

________________________________________________________________
   MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________

    The Board of Directors of the Company conducts its business through meetings of the Board and its committees. During the fiscal year ended December 31, 1999, the Company's Board of Directors held 12 regular meetings and two special meetings. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served during this period. Each member of the Board of Directors of the Company also serves as a member of the Board of Directors of ABI and various committees thereof.

    The Company's Board of Directors has an Audit Committee, which is responsible for the review and evaluation of the Company's annual audit and related financial matters. This committee consists of Chairman Hayes and Directors Kent, Drackett and Pritzke. This committee met twice during fiscal 1999.

    The Company's Board of Directors has also appointed a Committee on Compensation and Stock Options, which is responsible for administering the wage, salary and stock option plans of the Company and ABI. This committee consists of Chairman Danielson and Directors Hayes and Kent. This committee met once during fiscal 1999.

    The Company's full Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors. The Company's Board met once in this capacity during fiscal 1999.

________________________________________________________________
                EXECUTIVE COMPENSATION
________________________________________________________________

COMPENSATION SUMMARY

    The following table sets forth information regarding cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) the Company's Chief Executive Officer and (ii) the other executive officers of the Company and subsidiaries whose total salary and bonus for any of the years indicated exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries.


                                                                  LONG-TERM
                                                                COMPENSATION
                                                                    AWARDS
                                                              -----------------
                                   ANNUAL COMPENSATION            SECURITIES
                                 --------------------------       UNDERLYING
NAME AND PRINCIPAL POSITION      YEAR     SALARY      BONUS    OPTIONS/SARS (#)
---------------------------      ----     ------      -----   -----------------
Harry J. Bailey, President       1999     $230,000    $    --       $    --
  and Chief Executive Officer    1998      219,000     32,800            --
  Ameriana Bancorp/Ameriana      1997      205,000         --        22,000
  Bank and Trust of Indiana

Richard E. Welling               1999     $100,000    $    --       $    --
  Senior Vice President-         1998       95,000      9,500            --
  Treasurer Ameriana Bancorp/    1997*       7,916         --        15,620
  American Bank and Trust of
  Indiana

Edward J. Wooton                 1999     $116,000    $    --       $    --
  Senior Vice President          1998      111,000     11,100            --
  - Subsidiaries                 1997      105,000         --        15,620
  Ameriana Bancorp/Ameriana
  Bank and Trust of Indiana

Timothy G. Clark                 1999     $132,000    $    --       $    --
  Executive Vice President and   1998      125,000     12,500            --
  Chief Operating Officer        1997*      40,110         --        16,725
  Ameriana Bank and Trust
  of Indiana

Michael C. Olson, President      1999     $103,000    $    --       $    --
  and Chief Executive Officer    1998       97,000      9,700            --
  Ameriana Bank of Ohio          1997       93,500         --        15,620

________
*Employment began in 1997.

The five named officers are participants in the Executive
Supplemental Retirement Progam.  See "-- Executive Supplemental
Retirement Program."

OPTION EXERCISES AND YEAR-END VALUES

     The following table sets forth information regarding options exercised by the named executive officers during 1999 and the number and value of options held by such persons at the end of 1999.

                                                          NAME OF                    VALUE OF
                                                     SECURITIES UNDERLYING          EXERCISABLE
                                                         EXERCSIABLE               IN-THE-MONEY
                  SHARES ACQUIRED        VALUE        OPTIONS AT YEAR-END      OPTIONS AT YEAR-END (2)
NAME                 ON EXERCISE       REALIZED (1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----              ---------------      ------------ ------------------------- -------------------------
Harry J. Bailey        2,475            $10,067          19,451/4,500               $4,418/$225
Richard E. Welling        --                 --           9,372/6,248                       0/0
Edward J. Wooton         200                444          17,429/3,124                 9,819/156
Timothy G. Clark          --                 --           9,900/6,600                       0/0
Michael C. Olson       3,300             32,775          16,162/3,124                 7,480/156

____________
(1) Difference between (i) the reported closing sale price per share on the Nasdaq National Market on the exercise date and (ii) the option exercise price per share.
(2) Difference between (i) the reported closing sale price per share on the Nasdaq National Market on the last trading day of 1999 and (ii) the option exercise price per share.

EXECUTIVE SUPPLEMENTAL RETIREMENT PROGRAM

    During 1999, the Company implemented a supplementary executive retirement benefit plan that was designed to use life insurance policies to generate cash surrender values equal to or in excess of the plan's annual expenses and projected benefits. The Company owns the insurance policies and is the main beneficiary, and benefits under the retirement plan will be paid (except for changes of control) only in the event that participating executives remain in the employment of the Company until age 65. Each of the Company's named executive officers participate in the plan. For additional information regarding the value of the benefits under this plan, see " -- Cash Surrender Value of Indexed Payment Plans."

EMPLOYMENT AGREEMENTS

    ABI and ABO have entered into employment agreements with selected executive officers, including Harry J. Bailey, President and Chief Executive Officer of the Company and ABI, Richard E. Welling, Senior Vice President-Treasurer of the Company and ABI, Edward J. Wooton, Senior Vice President - Subsidiaries of the Company and ABI, Timothy G. Clark, Chief Operating Officer of ABI and Michael C. Olson, President and Chief Executive Officer of ABO. The agreements currently provide for minimum annual salaries of $230,000, $100,000, $116,000, $132,000 and $103,000, respectively, and terms of three years. Each agreement provides for annual salary review by the Board of Directors, as well as inclusion of the employees in any discretionary bonus plans, customary fringe benefits, vacation and sick leave. Each agreement terminates upon death, and is terminable by ABI or ABO for "just cause" as defined in such agreements. If any of these employees are terminated without just cause, the employee is entitled to a continuation of his salary for the remaining term of the agreement so long as the total of such payments does not exceed three times his final annual rate of salary. Any of these employees may terminate his agreement upon 30 days' notice.

    Each of these agreements provides that in the event of disability, the employee shall continue to receive his full compensation for the first 18 months from the date of such disability at which time ABI or ABO may terminate the agreement and the employee shall receive 60% of his monthly salary at the time he became disabled until the earlier of his death or his normal retirement date under the applicable pension plan. The agreements provide that these amounts shall be offset by any amounts paid to the employees under any other disability program maintained by either Bank.

    Each of these employment agreements contains a provision stating that in the event of the termination of employment after any change in control of the Company or a change in the capacity or circumstances in which the employee is employed as contemplated by the agreement, the employee will be promptly paid a sum equal to 2.99 times the average annual compensation he received during the five-year period immediately prior to the date of change of control so long as such payment would not result in adverse tax consequences under Section 280G of the Internal Revenue Code of 1986. "Control" generally refers to the acquisition by any person or entity of the ownership or power to vote more than 25% of the Company's stock. In the event of termination of employment resulting from a change in control which would activate such severance payment provisions, an estimated amount payable to Messrs. Bailey, Welling, Wooton, Clark and Olson would be $668,624, $304,860, $342,206, $396,743 and $294,156, respectively, based upon their salaries during the five years ended December 31, 1999.

COMPENSATION OF DIRECTORS

    All of the members of the Company's Board of Directors are also members of ABI's Board of Directors. The Company's directors, except the Chairman, receive fees of $6,600 annually. The Company's Chairman receives fees of $12,600. ABI's and ABO's directors receive annual fees of $6,000 and $5,000, respectively, and $500 for each Board meeting they attend. Employees who serve as directors do not receive directors' fees. ABI's directors, except employee directors, also receive fees of $300 for each Board committee meeting they attend.

CASH SURRENDER VALUE OF INDEXED PAYMENT PLANS

    In an effort to more adequately compensate members of the Board of Directors and key executives, the Company has approved the implementation of two non-qualified benefit plans: a director retirement benefit plan with an endorsement split-dollar life insurance plan for the benefit of all non-employee members of the Board of Directors, and a supplementary executive retirement benefit plan with an endorsement split-dollar life insurance plan for the benefit of certain officers.

    The Company's obligations under the retirement benefit portion of the plans are unfunded; however, life insurance policies have been purchased on each insurable individual that are actuarially designed to offset the annual expenses associated with the plans and will, given reasonable actuarial assumptions, offset all of the plan costs during the life of the individual and provide a complete recovery of all plan costs upon the individual's death. The Company is the sole owner of all policies.

    The index used in the director plan and the salary continuation plan is the earnings in a specific life insurance policy. The Company "keeps" the opportunity costs on the premiums paid. Any earnings in excess of the opportunity costs are accrued to a liability reserve account for the benefit of the individual. At retirement, this liability reserve account is paid out over a specified period of years. In addition, the annual earnings in excess of the opportunity cost are paid out annually after retirement. These payments will continue for the life of the individual.

    Under these plans, the Company paid $7,461,000 in premiums in 1999. The entire premiums are reflected in the Company's consolidated statements of financial condition at December 31, 1999, as cash surrender value of life insurance. There has been no material impact on the consolidated statement of operations for the year 1999 as a result of the implementation of these plans.

    It is anticipated that the plans will have minimal impact, if any, on the Company's future earnings.

PENSION PLAN

    The following table shows the estimated annual benefits payable under ABI's and ABO's defined-benefit pension plan based upon the respective years-of-service and compensation indicated below as calculated under the plan.

     AVERAGE OF HIGH                 YEARS OF SERVICE AT AGE 65
       FIVE YEARS          ----------------------------------------------
      COMPENSATION           5         10        20        30        40
     ---------------       ------    ------     -----   -------   -------
        $   50,000         $ 3,750   $ 7,500   $15,000  $22,500   $30,000
        $   75,000           5,625    11,250    22,500   33,750    45,000
        $  100,000           7,500    15,000    30,000   45,000    60,000
        $  150,000          11,250    22,500    45,000   67,500    90,000

    The compensation covered by the plan consists of the employee's salary and bonus (as set forth under "Annual Compensation" in the Compensation Summary table above) up to applicable legal limits (currently $160,000). As of December 31, 1999, Messrs. Bailey, Welling, Wooton, Clark and Olson had 16, 2, 15, 2 and 17 years of service, respectively, under the plan. Benefits under the plan are computed on the basis of compensation and years of service and are not subject to any deduction for social security or other offset amounts.

REPORT OF COMMITTEE ON COMPENSATION AND STOCK OPTIONS

    The Committee on Compensation and Stock Options (the "Compensation Committee") of the Board of Directors is composed entirely of outside directors and has overall responsibility to review and recommend compensation plans and structure to the Board with respect to the Company's executive compensation policies. In addition, the Compensation Committee recommends on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee also reviews and makes recommendations on annual cash bonus programs, long-term incentive programs, grants of stock options and other executive benefits. The Committee has available to it access to independent compensation data.

    The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, integrate management's pay with the achievement of the Company's annual and long-term performance goals, reward exceptional corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company's industry, with attention given to rewarding management based upon the Company's level of performance.

    The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning managements' and shareholders' interests in the enhancement of shareholder value.

    Base salaries for all employees are determined by evaluating the responsibilities of the position held and by reference to the competitive marketplace for talent, including a comparison of base salaries for comparable positions at comparable companies within the banking industry. Minimum, midpoint and maximum levels are then established within the base salary ranges that are used to recognize the performance of an individual.

    Annual salary adjustments are determined by evaluating changes in compensation in the marketplace, the performance of the company, the performance of the executive and any increased responsibilities assumed by the executive. Above-average performance is recognized and rewarded by placing an executive at a higher level in the salary range.

    The Company has an annual incentive plan for executive officers. The purpose of this plan is to provide a direct financial incentive in the form of annual cash bonus to executives if the Company's annual goals relating to net income and return on equity are met. Threshold, target and maximum performance goals are set by the Board of Directors at the beginning of each fiscal year, as well as the maximum percentage of base salary that can be earned. Individual performance is taken into account in determining a portion of the bonus, but no bonus is paid unless predetermined threshold levels of net income and return on equity are met.

    A stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link to shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

    The base salary of the Chief Executive Officer is established by the terms of the employment agreement entered into between Mr. Bailey and ABI. The Chief Executive Officer's base salary under the agreement was determined on the basis of the Committee's review and evaluation of the compensation of chief executives of other financial institutions similar in size to the company. The Chief Executive Officer's bonus is determined under the same criteria used for all executive officers as a group.

    In fiscal 1999, the Company did not exceed the targeted performance objectives under the incentive bonus plan, and no bonus was awarded.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee consists entirely of non-employee directors.

COMMITTEE ON COMPENSATION AND STOCK OPTIONS
AMERIANA BANCORP

Donald C. Danielson (Chairman)
R. Scott Hayes
Michael E. Kent

STOCK PERFORMANCE

    The following graph shows the cumulative total return on the Common Stock over the last five years, compared with the cumulative total return of the CRSP Index for Nasdaq stocks of savings institutions (U.S. Companies, SIC 6030-39) (the "Industry Index") and the CRSP Index for the Nasdaq Stock Market (U.S. Companies, all SICs) (the "Market Index") over the same period, as if $100 were invested on December 31, 1994 in the Common Stock and each index. Cumulative total return represents the total increase in value since December 31, 1994, assuming reinvestment of all dividends paid.


          CUMULATIVE TOTAL SHAREHOLDER RETURN
     COMPARED WITH PERFORMANCE OF SELECTED INDEXES
      DECEMBER 31, 1994 THROUGH DECEMBER 31, 1999


    [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in the CRSP Index for Nasdaq Stocks of Savings Institutions and the Nasdaq Stock Market Index-U.S.
Line graph begins at December 31, 1994 and plots the cumulative total return at December 31, 1995, 1996, 1997, 1998 and 1999.
Plot points are provided below.]

                       12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
                       --------  --------  --------  --------  --------  --------
Ameriana Bancorp       100       125.3     146.1     187.7     188.4     166.3
Nasdaq Stock Market    100       141.3     173.9     213.1     300.2     542.4
Savings Institutions   100       149.9     192.3     334.0     304.1     256.8

                            10

________________________________________________________________
                   TRANSACTIONS WITH MANAGEMENT
________________________________________________________________

    ABI and ABO offer mortgage and consumer loans to its directors, officers and employees. In the opinion of management, these loans do not involve more than the normal risk of collectibility and are made in the ordinary course of business and on substantially the same terms, including interest rates, as those prevailing at the time for nonaffiliated persons.

    The law firm of Hayes Copenhaver Crider, of which R. Scott Hayes, a director of the Company, the Chairman of the Audit Committee and a member of the Committee on Compensation and Stock Options, is a partner, serves as General Counsel to the Company and performs legal services to the Company and ABI on a regular basis. Estimated legal fees for services rendered to the Company and its subsidiaries by the law firm of Hayes Copenhaver Crider during 1999 amounted to approximately $47,444.

________________________________________________________________
   PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
________________________________________________________________

    Olive LLP, which was the Company's independent auditing firm for 1999, has been retained by the Board of Directors to be the Company's auditors for 2000, subject to ratification by the Company's shareholders. A representative of Olive LLP is expected to be present at the Meeting, and he will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

    The appointment of the auditors must be ratified by a majority of the votes cast by the shareholders of the Company at the Meeting. The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of auditors.

________________________________________________________________
   SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

    Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company's officers and directors and all persons who own more than 10% of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 1999 all Reporting Persons have complied with these reporting requirements.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

    The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors and officers of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

    The Company's Annual Report to Shareholders for 1999 accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

________________________________________________________________
                 SHAREHOLDER PROPOSALS
________________________________________________________________

    In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at 2118 Bundy Avenue, New Castle, Indiana 47362, no later than December 9, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

    Shareholder proposals, other than those submitted pursuant to the Exchange Act, must be delivered or mailed in writing, in the form prescribed by the Company's Articles of Incorporation, to the Secretary of the Company at the address given in the preceding paragraph not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ Nancy A. Rogers

                           Nancy A. Rogers
                           Secretary
New Castle, Indiana
April 7, 2000
________________________________________________________________
                       FORM 10-K
________________________________________________________________
A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF MARCH 24, 2000, UPON WRITTEN REQUEST TO THE SECRETARY, AMERIANA BANCORP, 2118 BUNDY AVENUE, NEW CASTLE, INDIANA 47362.

                          REVOCABLE PROXY
                         AMERIANA BANCORP

________________________________________________________________
                  ANNUAL MEETING OF SHAREHOLDERS
                           MAY 18, 2000
________________________________________________________________


    The undersigned hereby appoints the full Board of Directors of the Company or a majority thereof with full powers of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the main office of the Company, 2118 Bundy Avenue, New Castle, Indiana, Thursday, May 18, 2000, at 10:00 a.m. and at any and all adjournments thereof, as follows:

                                                      VOTE
                                           FOR       WITHHELD
                                           ---       --------

   I.  The election as directors of all    [  ]        [  ]
       nominees listed below (except as
       marked to the contrary below).

       R. Scott Hayes
       Michael E. Kent

       INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR
       ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
       THE NOMINEE'S NAME IN THE  LIST ABOVE.

                                                 FOR    AGAINST   ABSTAIN
                                                 ---    --------  -------
  II.  The ratification of the appointment of
       Olive LLP as auditors for the fiscal
       year ending December 31, 2000             [  ]   [  ]      [  ]


   The Board of Directors recommends a vote "FOR" each of the listed propositions.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO APPROVAL OF THE MINUTES OF THE PRIOR MEETING OF SHAREHOLDERS, THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2000 ANNUAL MEETING.
________________________________________________________________

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


    Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the meeting, a Proxy Statement dated April 7, 2000, and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999.

Dated: _______________________, 2000


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER



Please sign exactly as your name appears on the enclosed card.
When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
________________________________________________________________